[LETTERHEAD OF BINGHAM McCUTCHEN LLP]

July 16, 2013

Investment Managers Series Trust
803 West Michigan Street
Milwaukee, WI 53233

Ladies and Gentlemen:

We have acted as counsel to Investment Managers Series Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment Number 377 to the Trust’s Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission on or about July 16, 2013 (the “Registration Statement”), with respect to the issuance of Class I shares of beneficial interest (the “Shares”) of EuroPac International Value Fund, EuroPac International Bond Fund, EuroPac Hard Asset Fund, EP Asia Small Companies Fund and EP Latin America Fund, each series of the Trust.  You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b)
A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated February 15, 2005, as amended on May 31, 2005, and December 3, 2007, and as corrected on November 23, 2009, filed with the Secretary of State (the “Certificate of Trust”);

(c)
A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Agreement and Declaration of Trust, as amended (the “Declaration”), the Trust’s By-Laws (the “By-Laws”), and the resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares (the “Resolutions”); and

(d)	A proof, received on July 16, 2013, of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.  We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the proof referred to in paragraph (d) above.  We have also assumed for the purposes of this opinion that the Declaration, the Certificate of Trust and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

Investment Managers Series Trust
July 16, 2013

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transaction referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction.  In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Declaration and the Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In rendering this opinion and giving this consent, we do not admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP